UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

VERU INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2916 N. Miami Avenue, Suite 1000, Miami, Florida 33127
Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 8, 2025, Veru Inc. (the "Company") filed Articles of Amendment to the Company's Amended and Restated Articles of Incorporation to effect a 1-for-10 reverse stock split (the "Reverse Stock Split") of the Company's issued and outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), effective 11:59 pm CT on August 8, 2025 (the “Effective Time”). Beginning with the opening of trading on or about August 11, 2025, the Common Stock will trade on the Nasdaq Capital Market on a split-adjusted basis under new CUSIP number 92536C202 and will continue to trade under the symbol "VERU."

At a special meeting of shareholders of the Company held on July 25, 2025, the shareholders of the Company approved a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split at a ratio to be determined by the Board of Directors of the Company within a range of 1-for-2 to 1-for-20. The Board of Directors subsequently approved the ratio of 1-for-10 for the Reverse Stock Split. As a result of the Reverse Stock Split, every 10 shares of Common Stock issued and outstanding were converted into one share of Common Stock as of the Effective Time. No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders will instead receive cash in lieu of fractional shares.

The Reverse Stock Split will not reduce the number of authorized shares of Common Stock, or change the par value of the Common Stock. The Reverse Stock Split will affect all shareholders uniformly and will not affect any shareholder's ownership percentage of the Company's shares of Common Stock (except to the extent that the Reverse Stock Split results in some of the shareholders receiving cash in lieu of fractional shares). In addition, effective as of the Effective Time and as a result of the Reverse Stock Split, proportionate adjustments were made in accordance with the terms of the Company’s 2008 Stock Incentive Plan, 2017 Equity Incentive Plan, 2018 Equity Incentive Plan and 2022 Employment Inducement Equity Incentive Plan (collectively, the “Plans”), with respect to the number of shares of Common Stock subject to outstanding equity awards, the per-share exercise price with respect to those awards, the number of shares of Common Stock reserved for future issuance under the Plans and limits on the size of grants pursuant to the Plans.

On August 6, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 hereto.

Item 8.01.	Other Events.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

The Company has Registration Statements on Form S-8 (File No. 333-154252, 333-222513, 333-228789, 333-231489, 333-238218, 333-264877 and 333-266791) on file with the Securities and Exchange Commission (the “Commission”). Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Veru Inc.
99.1	Press Release of Veru Inc., issued on August 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2025	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer

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